Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated May 28, 2021, with respect to the financial statements of Nuvalent, Inc., included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Boston, Massachusetts

July 21, 2021